Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Herbalife Nutrition Ltd., or the Company, on Form 10-Q for the period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Dr. John O. Agwunobi, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DR. JOHN O. AGWUNOBI
Dr. John O. Agwunobi Chairman of the Board and Chief Executive Officer

Dated: November 2, 2021